SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant        ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Voya Mutual Funds

(Name of Registrant as Specified in Its Charter)

________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

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Dear <name>,

We have tried to call you in regards to the shareholder meeting of the Voya Global Opportunities Fund but we have been unable to reach you. The Fund needs your help. The Fund was scheduled to hold a shareholder meeting on October 23, 2014. The meeting has been adjourned until October 6, 2014 in an effort to gather additional votes from shareholders. You are a top shareholder in the fund and your vote can help the fund avoid additional costly adjournments.

Enclosed please find a copy of the proxy statement previously mailed to you, along with a copy of the notice of adjournment. When you are ready to vote, please call 866-704-4437. Provide reference number <GS#> and the phone representative will be able to quickly locate your account.

If you have already voted, disregard this note. Thank you for your time and consideration.

Regards,

Michael Krause

Vice President

Computershare Fund Service

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Dear <name>,

You have asked us not to call you in regards to the shareholder meeting of the Voya Global Opportunities Fund. We respect your privacy; however we need your help. The Fund was scheduled to hold a shareholder meeting on October 23, 2014. The meeting has been adjourned until October 6, 2014 in an effort to gather additional votes from shareholders. You are a top shareholder in the fund and your vote can help the fund avoid additional costly adjournments.

Enclosed please find a copy of the proxy statement previously mailed to you, along with a copy of the notice of adjournment. When you are ready to vote, please call 866-704-4437. Provide reference number <GS#> and the phone representative will be able to quickly locate your account.

If you have already voted, disregard this note. Thank you for your time and consideration.

Regards,

Michael Krause

Vice President

Computershare Fund Service